                      FOURTH AMENDMENT TO CREDIT AGREEMENT


                  FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 30, 1997, among TRANSWORLD HEALTHCARE, INC. (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of July 31, 1996 (as in effect on the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;


                  NOW, THEREFORE, it is agreed:

I.       Amendments and Modifications to Credit Agreement.

         1. Section 8.13 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

                  "Notwithstanding anything to the contrary contained in the second preceding sentence, U.K. Holdings may directly own no less than 90% of the issued share capital of Omnicare until such time as the remaining issued share capital of Omnicare shall have been compulsorily acquired in accordance with Sections 428 to 430E of the Companies Act 1985 of Great Britain with the result that U.K. Holdings then owns 100% of the issued share capital of Omnicare; provided, that such compulsory acquisition shall be completed no later than 60 days after the Tender Offer has become unconditional as to acceptances."
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         2. Section 9.01 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end thereof:

                  "(d) U.K. Holdings will engage in no business activities (other than the ownership of the share capital of Omnicare) and will not have any significant assets (other than the share capital of Omnicare) or liabilities (other than those liabilities otherwise permitted by this Agreement)."

         3. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) thereof, (ii) deleting the period appearing at the end of clause (j) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (k) at the end thereof:

                  "(k) the Omnicare Acquisition shall be permitted so long as
         (i) no Default or Event of Default is in existence at the time of the consummation thereof or immediately after giving effect thereto, (ii) at least 90% of the Shares shall have been tendered to U.K. Holdings in connection with the Tender Offer, (iii) all Shares that have been tendered to U.K. Holdings shall have been validly tendered to U.K. Holdings and not withdrawn and available for purchase by U.K. Holdings in accordance with the terms of the Tender Offer, (iv) such tendered Shares shall be free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise and (v) the Agent shall have received an opinion of counsel, addressed to the Agent and each of the Banks, from Ashurst Morris Crisp, counsel to U.K. Holdings, which opinion of counsel shall be in form and substance reasonably satisfactory to the Agent and shall cover such matters incident to the Omnicare Acquisition as the Agent may reasonably request."

         4. Section 9.05 of the Credit Agreement is hereby amended by deleting clause (q) appearing therein in its entirety and inserting the following new clause (q) in lieu thereof:

                  "(q) U.K. Holdings may consummate the Omnicare Stock Purchase so long as (1) no Default or Event of Default is in existence at the time of the consummation thereof or immediately after giving effect thereto,(2) all consideration therefor shall be paid in cash in an aggregate amount not to exceed $3,100,000, (3) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of consummation of the Omnicare Stock Purchase (both before and after giving effect thereto), unless stated to relate to a specific earlier



                                       -2-
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         date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (4) neither the Borrower nor any of its Subsidiaries is or becomes liable for any Indebtedness or other obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) of Omnicare or any of its Subsidiaries and (5) such purchase is consummated in all respects pursuant to and in accordance with the Omnicare Stock Purchase Agreement;"

         5. Section 9.05 of the Credit Agreement is hereby further amended by
(i) deleting the word "and" appearing at the end of clause (q) thereof, (ii) deleting the period appearing at the end of clause (r) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (s) at the end thereof:

                  "(s) the Borrower may make an Intercompany Loan to U.K. Holdings so long as (i) the aggregate principal amount of such Intercompany Loan does not exceed $31,000,000 (determined without regard to any write-downs or write-offs) and (ii) notwithstanding anything to the contrary contained in this Agreement, such Intercompany Loan is evidenced by an Intercompany Note that will be pledged to the Collateral Agent pursuant to the Pledge Agreement."

         6. Section 9.12 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end thereof:

                  "(c) The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or change any provision of the Tender Offer Documents, other than any amendment, modification or change which does not in any way adversely affect the interests of the Banks."

         7. Section 11 of the Credit Agreement is hereby amended by deleting the definitions of "Omnicare Stock Purchase" and "Omnicare Stock Purchase Agreement" appearing therein in their entirety and inserting in the appropriate alphabetical order the following new definitions of "Omnicare Stock Purchase Agreement" in lieu thereof:

                  "Omnicare Stock Purchase" shall mean the purchase by U.K. Holdings pursuant to the Omnicare Stock Purchase Agreement of 1,765,000 shares of the issued shares of Omnicare, representing not more than 20% of the issued share capital of Omnicare.

                  "Omnicare Stock Purchase Agreement" shall mean the sale and purchase agreement between U.K. Holdings and Hyperion Partners II, all of the terms and conditions of which shall be required to be satisfactory in form and substance to the Agent and the Required Banks in their sole and absolute discretion.

         8. Section 11 of the Credit Agreement is hereby further amended by inserting in appropriate alphabetical order the following new definitions:

                  "Fourth Amendment Effective Date" shall have the meaning provided in the Fourth Amendment, dated as of May 30, 1997 to this Agreement.

                  "Omnicare Acquisition" shall mean the purchase by U.K. Holdings for cash of the Shares pursuant to the Recommended Cash Offer.

                  "Shares" shall mean the share capital issued and to be issued of Omnicare, other than those issued shares to be acquired by U.K. Holdings pursuant to the Omnicare Stock Purchase Agreement.

                  "Tender Offer" shall mean the recommended cash offer to be made by U.K. Holdings for the whole of the share capital issued and to be issued of Omnicare pursuant to a press announcement issued by U.K. Holdings on May 28, 1997, in form and substance reasonably satisfactory to the Agent and the Required Banks and as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

                  "Tender Offer Documents" shall mean the offer document, the press announcements and all related documents distributed to the shareholders of Omnicare.

                  "U.K. Holdings" shall mean Transworld Healthcare (UK) Limited, a company organized under the laws of England with registered number 3370146.

         9. Notwithstanding anything in the contrary contained in Section 9.03 of the Credit Agreement, the Banks hereby consent to the Borrower placing an amount not to exceed $31.0 million in escrow with Ashurst Morris Crisp for the purpose of satisfying the cash consideration payable in connection with the Omnicare Acquisition, pursuant to an escrow arrangement satisfactory to the Agent.

II.      Miscellaneous Provisions.

         1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:




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                  (a) no Default or Event of Default exists as of the Fourth
         Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and

                  (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

         2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         5. This Amendment shall become effective as of the date (the "Fourth Amendment Effective Date") when the Borrower, each other Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office. The Agent shall promptly notify the Borrower and the Banks in writing of the Fourth Amendment Effective Date.

         6. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                             *          *          *




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                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                        TRANSWORLD HEALTHCARE, INC.,
                                             as   Borrower



                                        By   /s/  Wayne A. Palladino
                                           -------------------------------------
                                           Title: CFO



                                        BANKERS TRUST COMPANY,
                                             Individually and as Agent



                                        By   /s/  Patricia Hogan
                                           -------------------------------------
                                           Title: PATRICIA HOGAN
                                                  VICE PRESIDENT


                                        THE BANK OF NEW YORK



                                        By
                                           -------------------------------------
                                           Title:

                                        BANQUE PARIBAS



                                        By
                                           -------------------------------------
                                           Title:



                                        By
                                           -------------------------------------
                                           Title:



                                        UNION BANK OF SWITZERLAND,
                                             NEW YORK BRANCH



                                        By   /s/  Leo L. Baltz
                                           -------------------------------------
                                           Title: LEO L. BALTZ
                                                  VICE PRESIDENT



                                        By   /s/  Eduardo Salazar
                                           -------------------------------------
                                           Title: EDUARDO SALAZAR
                                                  VICE PRESIDENT

Each of the undersigned, each being a Subsidiary Guarantor pursuant to the Credit Agreement referenced in the foregoing Fourth Amendment and a party to various Security Documents, hereby acknowledges and agrees to the foregoing provisions of the Fourth Amendment.

Acknowledged and
Agreed this 30th day
of May, 1997.


DERMAQUEST, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President



MK DIABETIC SUPPORT
SERVICES, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President

THE PROMPTCARE COMPANIES, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President

THE PROMPTCARE LUNG CENTER,
INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President



STERI-PHARM, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President

TRANSWORLD HOME HEALTHCARE NURSING DIVISION, INC., as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President



RADAMERICA, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President

RESPIFLOW, INC.,
  as a Pledgor



By /s/ Wayne A. Palladino
   --------------------------------
   Title: Vice President